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                                                                    EXHIBIT 99.1

Editorial Contact:                               Investor Relations Contact:
Scott Allen                                      Mike Cortright
Conexant Systems, Inc.                           Conexant Systems, Inc.
(949) 483-6849                                   (949) 483-6773
scott.allen@conexant.com                         investor.relations@conexant.com

               CONEXANT TO ACQUIRE PHILSAR, A PIONEER IN LOW-POWER
                BLUETOOTH AND 3G DIGITAL CELLULAR RADIO FREQUENCY
                            SEMICONDUCTOR COMPONENTS

              Acquisition Will Significantly Strengthen Conexant's
                         Radio Frequency (RF) Leadership

NEWPORT BEACH, Calif., April 12, 2000 - Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it has agreed to acquire Philsar Semiconductor Inc. of Ottawa, Ontario, Canada. Philsar is a privately held, leading developer of RF semiconductor solutions for personal wireless connectivity, including emerging standards such as Bluetooth, and RF components for third-generation (3G) digital cellular handsets. Bluetooth is an open specification for short-range wireless connectivity and networking that is supported by more than 1,500 companies worldwide.

         The Philsar team will join Conexant's Wireless Communications Division, which provides a broad range of wireless components, RF subsystems, and complete semiconductor system solutions for digital cellular and cordless telephone handsets, as well as global positioning system (GPS) products.

         "The addition of Philsar's world-class RF team will allow us to accelerate our time to market with ultra-low-power Bluetooth devices and key RF components for wireless applications," said Dwight W. Decker, chairman and chief executive officer of Conexant. "The Philsar team has developed the world's lowest-power Bluetooth radio, which makes it an ideal solution for digital cellular handsets and a variety of emerging mobile Internet access devices. With this acquisition, we also establish a major design presence in Ottawa, a recognized center for wireless and network communications technologies."

         "Philsar's engineering and management team has a proven track record of innovation and execution," said Moiz Beguwala, senior vice president and general manager of Conexant's Wireless Communications Division. "They have an impressive portfolio of products which are being designed in by major global wireless handset manufacturers. In addition to a single-chip, ultra-low-power radio that supports the Bluetooth standard version 1.0, Philsar offers a family of Fractional-N synthesizers, a GPS receiver front-end, and a multipurpose RF transceiver. These products are an excellent complement to Conexant's portfolio of RF components and subsystems."

         "We are pleased to join forces with the acknowledged worldwide leader in semiconductor components and systems solutions for communications applications," said Antoine Paquin, president and chief executive officer of Philsar. "As part of Conexant, we will be able to maximize the penetration of our products into the marketplace. Conexant offers technology, systems expertise and an established market presence. Together, we will have expanded capabilities to design and deliver compelling solutions to address the explosive growth in emerging wireless applications."

         Philsar's products are focused on providing highly integrated radio solutions for mobile devices. Manufactured in an advanced silicon germanium bipolar complementary metal oxide semiconductor (BiCMOS) process, Philsar's Fractional-N frequency synthesizers are high-performance building blocks for applications such as wideband CDMA and software-defined radios. The Bluetooth radio employs an innovative, near-zero intermediate frequency (IF) architecture and provides best-in-class power consumption.

         The all-stock transaction has been approved by the boards of directors of both companies and is scheduled to close within approximately 30 days, subject to obtaining required consents from Philsar shareholders and meeting other customary closing conditions. Philsar shareholders will receive between
2.685 million and 3 million Conexant common shares, depending on closing prices for Conexant shares during an agreed upon period preceding the closing.

         "This transaction will utilize the purchase method of accounting and is expected to be slightly dilutive to our fiscal-year 2000 earnings, before one-time charges and goodwill amortization," said Bala Iyer, senior vice president and chief financial officer of Conexant. "We expect, however, that Philsar's product portfolio will generate an annualized revenue run rate of $50 million, and become accretive, on a cash earnings basis, in the fourth quarter of calendar 2001."


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         Philsar is Conexant's fourth major acquisition this year. Last month the company completed its purchase of Maker Communications, a leading provider of programmable, high-performance network processors, software solutions and development tools. In January, the company purchased Microcosm Communications, a leading supplier of high-speed integrated circuits for optical communications. Maker and Microcosm are now part of the company's Network Access Division. Also in January, Conexant purchased the digital-terrestrial TV broadband communications unit of Oak Technology, Inc., now a part of the company's Digital Infotainment Division.

Safe Harbor Statement

         This press release contains statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the Philsar product portfolio's ability to achieve an annualized run-rate of $50 million and to produce accretion to cash earnings in the fourth quarter of calendar 2001; growth in the market for Philsar's and Conexant's products; global and market conditions, including, but not limited to, the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company's diversification strategy; labor relations of the company, its customers and suppliers; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Other brands and names contained in this release are the property of their respective owners.

About Conexant Systems

         With revenues of approximately $1.5 billion, Conexant is the world's largest independent company focused exclusively on providing semiconductor solutions for communications electronics. With more than 30 years of experience in developing communications technology, the company draws upon its expertise in mixed-signal processing to deliver integrated systems and semiconductor products for a broad range of communications applications. These products facilitate communications worldwide through wireline voice and data communications networks, cordless and cellular wireless telephony systems, personal imaging devices and equipment, and emerging cable and wireless broadband communications networks. The company aligns its business into five product platforms: Network Access, Wireless Communications, Digital Infotainment, Personal Imaging, and Personal Computing. Conexant is a member of the S&P 500 and Nasdaq-100 Indices. For more information, visit Conexant at www.conexant.com.

About Philsar Semiconductor, Inc.

         Philsar, a leading developer of Bluetooth and related technology for the personal wireless connectivity market, delivers ultra-low power, highly configurable, high-performance chipsets for mobile and handheld computing, home and enterprise wireless connectivity and other emerging markets. For more information, visit Philsar at www.philsar.com.

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